EXHIBIT 4.1
FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
          This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 7, 2008, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”). THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with Stoody, C & G, Victor, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory hereto as Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).
RECITALS
     WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Third Amended and Restated Credit Agreement dated as of June 29, 2007 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders amend certain provisions of the Credit Agreement; and
     WHEREAS, the Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.
     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:
(a) Section 1.16 of the Credit Agreement is hereby amended and restated by amending and restating clause (i) thereof to read in its entirety as follows:
     “(i) that is the obligation of an Account Debtor located outside of the United States, Puerto Rico or Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer; provided that Accounts owing to the Australian Collateral Party by Account Debtors located in Australia and New Zealand and Thermadyne International Corp. by Account Debtors located in the United Kingdom and from European Account Debtors up to an aggregate maximum amount of $1,500,000 shall not be subject to this Section 1.16(i);”

(b) Section 1.16 of the Credit Agreement is hereby amended and restated by amending and restating clause (s) thereof to read in its entirety as follows:
     “(s) that is payable in any currency other than British Pounds Sterling, U.S. Dollars or Euros or, in the case of the Australian Collateral Party, Australian Dollars;”
(c) Section 1.17 of the Credit Agreement is hereby amended by deleting the word “or” at the end of subsection (n), deleting the period at the end of subsection (o) and inserting the phrase “ or” in its place, and adding the following new clause (p):
     “(p) in the case of the Australian Collateral Party, which does not meet all standards imposed by any Australian federal or state government authority, including relating to its production, acquisition or importation for inventory located in Australia or which does not consist of raw materials or finished good for inventory located in Australia.”
(d) The preamble of Section 2.2 is hereby amended and restated to read in its entirety as follows:
     “2.2 Further Conditions to Each Loan and to the Release of Funds from the Australian Blocked Account. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation or release funds from the Australian Blocked Account, if, as of the date thereof:”
(e) The final paragraph of Section 2.2 is hereby amended and restated to read in its entirety as follows:
     “The request by any Borrower for an Advance, the issuance of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan or the release of funds from the Australian Blocked Account shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents. Each request for release of funds from the Australian Blocked Account shall be made pursuant to a Notice of Cash Collateral Release delivered to Agent or Agent’s designee by the Australian Collateral Party and agreed to and acknowledged by the Borrower Representative, substantially in the form of Exhibit 2.2. Any such notice by the Australian Collateral Party must be given no later than 12:00 noon (Sydney, Australia time) on the Business Day of the proposed release of funds.”
(f) Section 6.2 is hereby amended and restated by amending and restating clause (i) thereof to read in its entirety as follows:

     “(i) any Borrower may make investments in, or create, any wholly-owned Foreign Subsidiary, such that the aggregate amount of all investments in such direct Foreign Subsidiaries funded after Closing Date shall not exceed $5,000,000 (exclusive of investments permitted in clause (k) of this Section 6.2); provided that 65% of the stock of such direct Foreign Subsidiary (except in that in the case of the Australian Collateral Party, 100% of such stock) shall be pledged to secure the Obligations; provided further that to the extent a portion of the $5,000,000 basket amount is invested in Thermadyne Victor Ltda. that portion of the basket amount may be restored to the extent of cash received by any Borrower constituting proceeds of the sale of assets or stock of Thermadyne Victor Ltda.;”
(g) Section 8.1 is hereby amended and restated by amending and restating clause (h) thereof to read in its entirety as follows:
     “(h) (i) A case or proceeding is commenced or petition or other filing is made against any Credit Party seeking a decree or order in respect of such Credit Party (x) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (y) appointing a custodian, receiver, receiver or manager, administrative receiver, administrator examiner, trustee, supervisor, compulsory or interim manager, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (z) ordering the winding up, liquidation, bankruptcy, dissolution, administration, examination or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction; or (ii) the Australian Collateral Party becomes an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Commonwealth)), or has a controller appointed, or is in receivership, in receivership and management, in liquidation, in provisional liquidation, under administration or composition, protected from creditors under any statute, dissolved (other than to carry out a reconstruction while solvent) or is otherwise unable to pay debts when they fall due or has something similar happen.”
(h) Section 11.18 is hereby amended and restated to read in its entirety as follows:
     “No Credit Party shall be required to pledge with respect to any directly held Foreign Subsidiary (except for the Australian Collateral Party) more than the sum of (a) 65% of the total combined voting power of all classes of Stock of such Foreign Subsidiary that are entitled to vote, and (b) 100% of all nonvoting Stock of any such Subsidiary. No Credit Party shall be required to pledge any of the Stock of any indirectly held Foreign Subsidiary (except for the Australian Subsidiaries, Canadian Subsidiaries and UK Subsidiaries).”

(i) Annex A to the Credit Agreement is hereby amended by inserting the following definitions or, if contained therein, amending and restating such definitions to read in their entirety as follows:
     ““Australian Acknowledgement and Undertaking” means that certain Acknowledgement and Undertaking dated October 3, 2008 executed by each of Quetala Pty. Ltd., Quetack Pty. Ltd. and the Australian Collateral Party in favor of the Agent.”
     ““Australian Blocked Account” means any Australian bank account into which deposits by the Australian Collateral Party are made, and which account is the subject of an irrevocable direction to the bank to transfer funds in the account telegraphically daily to an account nominated by Agent.”
     ““Australian Blocked Account Agreement” means that certain Blocked Account Agreement dated on or about October 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Agent, the Commonwealth Bank of Australia and Cigweld Pty Ltd.”
     ““Australian Deed of Guarantee” means each Deed of Guaranty and Indemnity dated on or about October 3, 2008 by and among certain Australian Foreign Subsidiaries and the Agent.”
     ““Australian Fixed and Floating Charge” means each Fixed and Floating Charge dated on or about October 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time) by and among the Australian Collateral Party, Thermadyne Australia Pty Ltd, Duxtech Pty. Ltd. and Agent, on behalf of itself and Lenders.”
     ““Australian Mortgage of Shares” means the Mortgage of Shares dated on or about October 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time) executed by Industries and Holdings in favor of the Agent, on behalf of itself and Lenders.”
     ““Australian Security Documents” means the Australian Fixed and Floating Charge, Australian Deed of Guarantee, Australian Mortgage of Shares, Australian Blocked Account Agreement and Australian Acknowledgement and Undertaking.”
     ““Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:
     (a) up to 85% of the book value of Collateral Parties’ Eligible Accounts; plus
     (b) the lesser of (i) up to 85% of the Net Orderly Liquidation Value of the sum of the Collateral Parties’ Eligible Inventory multiplied by the then current NOLV Factor, by category, of Eligible Inventory; and (ii) up to 65% of the book value of sum of the Collateral Parties’ Eligible Inventory valued at the lower of cost (determined on a first in, first out basis) or market; plus
     (c) the lesser of (i) up to 85% of the Net Orderly Liquidation Value of the sum of the Collateral Parties’ Eligible In-Transit Inventory multiplied by the then current NOLV Factor, by category, of Eligible In-Transit Inventory; and (ii) up to 65% of the book value of sum of the Collateral Parties’ Eligible In-Transit Inventory valued at the lower of cost (determined on a first in, first out basis) or market; less
     (d) the Rent Reserve; less
     (e) the Shipping Reserve; less
     (f) the Processors Reserve; less
     (g) the Priority Payables Reserve; less
     (h) in each of (a), (b) and (c) above, any other Reserves established by Agent at such time (in addition, the Agent may at any time make any adjustments to the Borrowing Base at its sole discretion to reflect fluctuations in currency values); plus
     (i) the lesser of (x) $8,000,000 and (y) 85% of the Net Orderly Liquidation Value of Eligible Equipment as reflected in the initial Equipment Appraisal less 85% of the Net Orderly Liquidation Value of Eligible Equipment sold or otherwise disposed of on or after the Closing Date, reduced by the sum of 3.571% of the amount that is the lesser of (x) or (y) above (the “Amortization Amount”) on the first day of each calendar quarter commencing with the first calendar quarter after the initial Equipment Appraisal is delivered to Agent; plus
     (j) the lesser of (x) $20,000,000 and (y) 0.4 multiplied by EBITDA of Holdings and its Subsidiaries for the trailing twelve months most recently ended for which financial statements are available.”
     ““Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York, for the Australian Collateral Party or any events in Australia, means the Corporations Act (Commonwealth); provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.”
     ““Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Copyright Security Agreements, Patent Security Agreement, the Trademark Security Agreement, the Australian Security Documents and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations, including but not limited to, those agreements entered into under the Initial Credit Agreement and Prior Credit Agreement.”
     ““Collateral Parties” means, collectively, the Borrowers, their Domestic Subsidiaries and the Australian Collateral Party.”
     ““Eligible In-Transit Inventory” means all raw materials and finished goods Inventory owned by Borrowers or the Australian Collateral Party and not covered by Letters of Credit, and which Inventory is in transit to one of the Borrowers’ or the Australian Collateral Party’s facilities and which Inventory (a) has been paid for, unless the supplier (other than a supplier which is a Credit Party) has waived rights to stoppage in-transit and the law of the applicable jurisdiction where such supplier is located permits such waiver, (b) is owned by one of the Borrowers or the Australian Collateral Party, as applicable (c) is fully insured, (d) is subject to a first priority security interest in and lien upon such goods (and any insurance proceeds in respect thereof) in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers or the Australian Collateral Party), (e) is evidenced or deliverable pursuant to a valid and binding bill of lading (i) issued by a reputable shipping company or its accredited agent, (ii) bearing a description of the relevant Inventory either in general or particular terms, and (iii) made out to or otherwise endorsed in favour of the Borrowers or the Australian Collateral Party, as applicable, an original of which (together with any required number of non-negotiable copies) has been delivered to Agent or an agent acting on its behalf or designating Agent as consignee, (f) has been shipped by a Foreign Subsidiary of the Credit Parties or, in the case of the Australian Collateral Party, has been shipped by any other Credit Party organized or incorporated in a jurisdiction other than its respective jurisdiction of incorporation, and (g) is otherwise deemed to be “Eligible Inventory” hereunder.”
     ““GAAP” means generally accepted accounting principles in the United States of America (or in the case of the Australian Collateral Party, generally accepted accounting principles in Australia) consistently applied, as such term is further defined in Annex G to this Agreement.”
     ““Priority Payables Reserve” means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking pan passu with Agent’s Lien against all or part of the Collateral, including for amounts owing for vacation pay, employee deductions and contributions, goods and services taxes, sales taxes, realty taxes, business taxes, workers’ compensation, pension plan or fund obligations and overdue rents (to the extent, in the case of rents, that such rents are not already the subject of a reserve) in Australia.”
(j) Annex C to the Credit Agreement is hereby amended by amending and restating clause (a) thereof to read in its entirety as follows:
     “(a) On or before the Closing Date and until the Termination Date, each Collateral Party shall (i) establish lock boxes (“Lock Boxes”) or with respect to accounts in Canada, Australia or the United Kingdom or otherwise at Agent’s discretion, blocked accounts, at one or more of the banks set forth in Disclosure Schedule (3.19) (each, a “Relationship Bank”), which banks shall be reasonably satisfactory to Agent, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause each Subsidiary which is a Guarantor (other than the Australian Collateral Party) to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral not otherwise delivered to a Lock Box into the JPMorgan Chase Bank, N.A. accounts listed on Disclosure Schedule (3.19) (collectively, the “JPMC Account”); provided, however that no more than $200,000 in the aggregate may be maintained in the JPMC Account and, in the event that the balance in JPMC Account exceeds $200,000, the Collateral Parties shall promptly (and in any event within one (1) Business Day) transfer funds to the Master Disbursement Account (as defined below) at least in the amount of such excess. On or before the Closing Date, the Collateral Parties (except for the Australian Collateral Party) shall have established a master depository account in their name (the “Joint Account”) at a Relationship Bank into which all items deposited into the Lock Boxes are swept on a daily basis.”
(k) Exhibit 2.2 shall be added to the Credit Agreement after Exhibit 1.5(e) therein in the form of Exhibit 2.2 hereto.
2. Representations and Warranties of Credit Parties. The Credit Parties represent and warrant that:
     (a) the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

     (b) after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.
3. Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):
     (a) execution and delivery of this Amendment by Agent, the Requisite Lenders and the Credit Parties; and
     (b) payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.
4. Reference To And Effect Upon The Credit Agreement.
     (a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.
     (b) The execution, delivery and effectiveness of this Amendment shall not (i) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (ii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.
5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
8. Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER: GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ [ILLEGIBLE]
Duly Authorized Signatory

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

CREDIT PARTIES: THERMADYNE INDUSTRIES, INC.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

THERMAL DYNAMICS CORPORATION
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

VICTOR EQUIPMENT COMPANY
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

C & G SYSTEMS, INC.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

STOODY COMPANY
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

THERMADYNE INTERNATIONAL CORP.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

C&G SYSTEMS HOLDING, INC.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

THERMADYNE AUSTRALIA PTY LTD.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

DUXTECH PTY LTD.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

CIGWELD PTY LTD.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

QUETALA PTY. LTD.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

QUETACK PTY. LTD.
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

THERMADYNE WELDING PRODUCTS CANADA LIMITED
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

THERMADYNE INDUSTRIES LIMITED
By:	/s/ Steven A. Schumm
Name:	Steven A. Schumm
Title:	EVP - CFO - CAO

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

EXHIBIT 2.2
to
CREDIT AGREEMENT
FORM OF NOTICE OF CASH COLLATERAL RELEASE
[VIA FAX/EMAIL]
                                        ,
[General Electric Capital Corporation,
for itself, as Lender, and as Agent
for Lenders
500 West Monroe Street
Chicago, Illinois 60661]
[GE Commercial Corporation (Australia) Pty Ltd
Level 5 420 St. Kilda Road
Melbourne, Victoria 3000]

Attention:	Thermadyne Holdings Corporation, Account Manager
Ladies and Gentlemen:
          This notice by Cigweld Pty Ltd., a                     (the “Credit Party”) refers to the Second Amended and Restated Credit Agreement, dated as of November 22, 2004 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the undersigned, the other persons named therein as Borrowers, the other Credit Parties signatory thereto, General Electric Capital Corporation, a Delaware corporation, for itself, as Lender, and as Agent for Lenders, and Lenders. Pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests the release of funds from the Australian Blocked Account (the “Cash Collateral Release”), and in that connection sets forth below the information relating to such request as required by Section 2.2 of the Credit Agreement:
1.	The date of the requested Cash Collateral Release is , .

2.	The aggregate amount of the requested Cash Collateral Release is $ .

3.	The total value of the Credit Party’s Collateral located outside of Victoria, Australia does not exceed AUS$8,000,000 on the date hereof.

4.	The landlord of the leased property located at 71 Gower Street, Preston, Victoria, Australia, has not declared that the Credit Party is in default nor is the Credit Party in default under the terms of such lease.

5.	The requested Cash Collateral Release is to be sent to:
[Name of Bank]
[City of Bank]
Beneficiary:
Account No.: [number]
ABA No.: [number]
Attn: [name]
[signature page follows]

          The undersigned hereby certifies that all of the conditions to the release of cash collateral set forth in Section 2.2 of the Credit Agreement have been met.

CIGWELD PTY LTD.
By:
Name:
Title:
Agreed to and accepted by:
THERMADYNE HOLDINGS CORPORATION

By:
Name:
Title:
GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:
Duly Authorized Signatory